A PURCHASE OF THE TOKENS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY REVIEW THIS AGREEMENT AND THE INFORMATION CONTAINED IN THIS AGREEMENT, AS WELL AS ALL PUBLICLY AVAILABLE INFORMATION ON THE AVAX.NETWORK WEBSITE AND ELSEWHERE BEFORE MAKING A PURCHASE DECISION. PLEASE READ THIS IMPORTANT NOTICE AT https://www.avax.network/important-notice.

AVALANCHE (BVI), INC.

AVAX TOKEN SALE AGREEMENT

Table A. Purchaser Information	
Name	AVAX One Operations Inc.
Address	215 S. Olive Street, Ste 200, West Palm Beach, FL33401
Main Contact	Jolie Kahn
Main Contact Email Address	jkahn@agriforcegs.com
Notice Address	215 S. Olive Street, Ste 200, West Palm Beach, FL33401
Notice Email Address	jkahn@agriforcegs.com

Table B. Purchase and Sale Information	
Discount:	60% (0.60) (the "**Discount**")
Total Purchase Price:	USD $80,000,000 (the "**Total Purchase Price**")
Lockup:	10 years as set forth in Section 4.

THIS CERTIFIES THAT, effective as of the Closing Date (as defined herein), Avalanche (BVI), Inc., a British Virgin Islands business company (the "***Company***"), hereby sells, directly or indirectly through any Affiliate of the Company, to AVAX One Operations Inc. (the "***Purchaser***"), a wholly owned subsidiary of AgriFORCE Growing Systems Ltd. ("**Parent**") a number of AVAX tokens, the native cryptocurrency on the Avalanche Network (the "***Tokens***") to be determined in accordance with Section 1.2 (such number of Tokens, the "***Total Number of Tokens***") in exchange for the payment by the Purchaser of the Total Purchase Price set forth in Table B, and subject to the terms set forth below (collectively, the "***Transaction***" and further subject to the closing of the offering announced by the Purchaser on 22 September 2025 which includes the launch of its digital asset treasury reserve strategy (the "***DAT Transaction***"). The DAT Transaction is currently expected to close at the end of October 2025, shortly after the Purchaser's shareholder vote. The Company and the Purchaser shall each be referred to as a "**Party**" and collectively, the "**Parties**".

1 PURCHASE AND SALE INFORMATION

1.1 SALE OF TOKENS. This Token Sale Agreement ("***TSA***") is entered into in connection with, and governs, the Company's sale of Tokens from time to time. The Purchaser acknowledges that other purchasers may acquire Tokens directly from the Company on different terms and

conditions, including at prices below or above the Purchase Price Per Token (calculated in accordance with, and defined in Section 1.2 below), all as determined from time to time by the Company in its sole discretion. The Purchaser has no right to a different Purchase Price Per Tokens for any Tokens sold hereunder under any circumstances.

1.2 DETERMINATION OF PRICE PER TOKEN. The Total Number of Tokens that the Purchaser is eligible to receive shall be determined by (a) first calculating the price of each Token in accordance with the following formula: (i) $27.70 *multiplied* by (ii) 1 minus the applicable Discount ("***Purchase Price Per Token***") and (b) then dividing the Total Purchase Price by the Purchase Price Per Token. Pursuant to the foregoing, the Parties agree that the Total Number of Tokens is equal to **7,220,216.61 (2.d.p)**.

2 OFFER AND SALE

2.1 Payment. The Purchaser covenants and agrees to pay the Total Purchase Price to the Company on or prior to the Closing Date. The Purchaser acknowledges and agrees that the Company may, in its sole discretion and without notice, rescind or terminate, as applicable, this TSA and the Tokens with no liability whatsoever to Purchaser in the event that the Purchaser does not deliver to the Company the Total Purchase Price. To the Purchaser's knowledge, the funds, including any fiat, virtual or crypto currency, the Purchaser uses to purchase Tokens are not derived from or related to any unlawful activities, including but not limited to money laundering and terrorist financing, and the Purchaser will not use the Tokens to finance, engage in, or otherwise support any unlawful activities. The Purchaser confirms that it is not, and has not been involved in any type of activity associated with money laundering or terror financing, nor violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-corruption or anti-bribery legislation, nor was ever subject to any investigation by, or has received a request for information from any governmental body relating to corruption or bribery under any statute and the Purchaser hereby consents to the Company running any checks or enquiries with third parties.

2.2 Form of Payment. The Company agrees to accept payment for the Total Purchase Price in U.S. dollars, USDC, or Tether (USDT); provided that the Company may elect to accept other forms of payment on an as-converted to U.S. dollars basis in its sole discretion. For any payments in digital assets, the U.S. dollar exchange value shall be determined as follows: (i) USDC shall be $0.999710; and (ii) USDT shall be $1.00; in each case, using the published USD close price on CoinGecko (accessible at www.coingecko.com) as of September 19, 2025.

2.3 Transfer of Title. The Parties agree that title to the Total Number of Tokens shall pass on the Closing Date from the Company to the Purchaser upon (i) the satisfaction of the conditions set forth in Section 3.2 and (ii) the Company's initiation of the transfer of Number of Tokens to the Purchaser's designated Wallet address and such transfer of title shall be deemed to occur at the Company's principal place of business located outside of the United States.

3 TOKEN DELIVERY

3.1 Delivery. Subject to the terms and conditions set forth herein, the delivery of the Tokens contemplated by this Agreement (the "***Closing***") shall occur on a date mutually agreed between the Parties that is no later than five (5) business days after the closing of the DAT Transaction ("***Closing Date***").

3.2 Conditions to Token Delivery. The Closing is subject to the satisfaction or waiver in writing by the Company of each of the conditions below:

3.2.1 The execution and delivery to the Company by the Purchaser of any and all other documents related to this TSA and the delivery of the Tokens as are reasonably requested by the Company, including documentation to verify Purchaser's status as an "accredited investor" (within the meaning of Rule 501 of Regulation D promulgated under the Securities Act).

3.2.2 Prior to the Closing Date, the Purchaser shall provide to the Company, in writing, one or more network wallet addresses on the Avalanche Network ("***Wallet***"), to which the Restricted Tokens (as defined in Section 4.1 below) will be delivered; and any proposed change to the Wallet thereafter will require the prior written consent of the Company, not to be unreasonably withheld.

3.2.3 The completion and delivery by each of the Purchaser and the Company of all AML and KYC Forms (as defined below) reasonably requested by the other Party.

3.2.4 The completion and mutual written confirmation of: (i) a successful test transaction by the Company of a de minimis number of the Total Number of Tokens sent by the Company to the Purchaser's Wallet; and (ii) a successful test transaction by the Purchaser of a de minimis amount of the Total Purchase Price, in each form of digital asset (*e.g.*, USDC or USDT) the Purchaser elects to pay the Total Purchase Price.

3.2.5 The performance of all such further acts and things, including the execution and delivery of all such other agreements, certificates, instruments and documents, as the Company may reasonably request in order to carry out the intent hereunder or as necessary to comply with applicable laws and regulations.

3.2.6 Delivery of the Total Purchase Price by the Purchaser to the Company.

4 RESTRICTIONS ON TOKENS

4.1 **Acknowledgement**. Notwithstanding anything to the contrary herein, the Purchaser and the Company acknowledge and agree that the Tokens delivered to the Purchaser (the "***Restricted Tokens***") shall be subject to the restrictions set forth in this Section 4 and may be subject to further restrictions on transferability as required by applicable laws and regulations as determined by the Company in its sole discretion ("***Further Restrictions***"). To the extent the Company imposes Further Restrictions on the Restricted Tokens, the Company shall notify the Purchaser, in writing, at least thirty (30) calendar days prior to the effectiveness of such Further Restrictions. Notwithstanding the foregoing, the parties may, at any time and subject to applicable laws and regulations, mutually agree in writing to remove any of the restrictions, including any Further Restrictions, set forth in this Section 4. The Purchaser acknowledges and agrees that a breach of Section 4 or Section 8.3 will result in substantial injury and irreparable harm to the Company and that money damages may not be a sufficient remedy for such breach or may be impossible to compute. Therefore, in the event that the Purchaser engages in, or threatens to engage in, any act that violates or breaches any provision of this Section 4 or Section 8.3, the Company shall be entitled to rescind this TSA, effectuating the immediate return of the Restricted Tokens to the Company, and the Purchaser shall forfeit the Total Purchase Price as liquidated damages; provided, however, that prior to exercising any such remedies, the Company shall provide the Purchaser notice of the alleged breach and the Purchaser shall have thirty (30) calendar days from receipt of such notice to cure such alleged or actual breach to the Company's reasonable satisfaction; provided that, such alleged or actual breach was not intentional and did not arise from willful misconduct. The Company shall also be entitled, in addition to all other available remedies under law, to injunctive relief (including, without limitation, temporary restraining orders, and/or preliminary or permanent injunctions) and specific enforcement of the terms of this Section 4 or Section 8.3, without the necessity of proving actual damages. The Company shall not be required to post a bond or other security in connection with the granting of any such relief. In

addition, the Purchaser acknowledges and agrees that its violation or breach of this Section 4 or Section 8.3 is likely to cause the Company substantial economic damages and losses of types and in amounts that may be impossible to compute and ascertain with certainty as a basis for recovery by the Company of actual damages, and that the Company would not have entered into this TSA without this Section 4 or Section 8.3. In the event that rescission is an impractical or impossible remedy, in lieu of actual damages for such a violation or breach, and without limiting the Company's entitlement to injunctive relief and specific enforcement, the Purchaser agrees that liquidated damages may be assessed and recovered by the Company as against the Purchaser in an amount equal to the fair market value of the Restricted Tokens on the date of such breach or violation. The Parties acknowledge and agree that such liquidated damages represent a fair, reasonable and appropriate estimate of actual damages and are not intended as a penalty.

4.2 Lockup.

4.2.1 The Purchaser hereby agrees that it has not, and will not during the period commencing on the Closing Date and ending on the tenth (10th) anniversary of the Closing Date (the "***Lockup Period***"): (i) lend; offer; pledge; hypothecate; place any lien, mortgage, deed of trust or security interest on or otherwise use any Restricted Tokens as collateral to secure any indebtedness or obligation (in each case, other than a Permitted Collateral Pledge); (ii) sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise Transfer or dispose of, directly or indirectly, any Restricted Tokens or (iii) enter into any swap or other arrangement that Transfers to another Person, in whole or in part, any of the economic consequences of ownership of any Restricted Tokens, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of such Restricted Tokens, other assets, virtual currencies or virtual mediums of exchange, in cash, or otherwise; provided that, during the Lockup Period, the Purchaser may use Restricted Tokens (both Unlocked Tokens (defined below) and otherwise) for Protocol Staking, Limited Pledging (each as defined below), or as otherwise mutually agreed by the Parties, as long as both the No Transfer Condition and Restriction Condition are satisfied at all times (the "***Restrictions***").

4.2.2 Notwithstanding the foregoing, commencing on the first month after the first anniversary of the Closing Date and for each month thereafter on a pro-rata monthly basis over the remaining nine (9) years of the Lockup Period, a portion equal to 1/108 of the Restricted Tokens per month may be used for the following activities (each, a "***Permitted Activity***" and the Restricted Tokens that may be used in the Permitted Activities, the "***Unlocked Tokens***") for legitimate business purposes (e.g., after 2 months, 2/108 of the Restricted Tokens may be used for the Permitted Activities and after 3 months, an additional 1/108 totaling 3/108 of the Restricted Tokens may be used for the Permitted Activities): (a) staking or delegating Restricted Tokens, whether directly or through a third-party service provider, for the purposes of participating in network consensus, securing the network and receiving staking rewards ("***Protocol Staking***"); (b) participating in liquid staking protocols, including depositing Restricted Tokens into protocols that issue liquid staking derivatives or receipt tokens; provided that, any such receipt tokens or derivative tokens shall themselves be deemed Restricted Tokens and remain subject to the Restrictions until the earlier of the expiration of the Lockup Period or the completion of the activity; (c) engaging in on-chain or off-chain yield generation activities, including but not limited to depositing Restricted Tokens into DeFi Protocols or Centralized Service Providers for the purposes of lending and/or borrowing against, so long as (i) such activities are structured such that Purchaser retains full beneficial ownership and the unconditional right to reclaim the Restricted Tokens any time upon demand or at least within 30 days and (ii) the borrower, custodian or counterparty has no right to transfer, rehypothecate, foreclose upon or otherwise dispose of the Restricted Tokens; (d) providing liquidity to decentralized or centralized exchanges, automated market makers or liquidity pools; provided that (i) the Purchaser retains the right to withdraw the Unlocked Tokens from such arrangement at any time and (ii) the Purchaser shall not commit, deposit, provide or

Docusign Envelope ID: A2832F42-C365-4A1B-B889-BC7CC5FBA7B8

otherwise use greater than 20% of all Unlocked Tokens at any time in connection with such Permitted Activity (such limit not applicable to any market making, liquidity pools or other trading mechanism that pairs the Token with a derivative or receipt tokens relating to the Token); (e) pledging Restricted Tokens in a *bona fide* transaction as collateral for asset management for the benefit of the Purchaser; provided that, no Centralized Service Provider pledgee shall have the right to foreclose upon, transfer or otherwise take ownership of the Restricted Tokens during the Lockup Period, except with respect to a Permitted Collateral Pledge ("***Limited Pledging***"), and (f) any other activities expressly approved in writing by the Company. During the Lockup Period, unless otherwise expressly permitted herein, such Permitted Activities may not result in the permanent transfer of ownership of the underlying Restricted Tokens and the third-party who is receiving the Restricted Tokens in connection with a Permitted Activity shall not be permitted to foreclose upon such Restricted Tokens or otherwise be entitled to enforce its rights or remedies with respect to the Restricted Tokens, including without limitation, the right to transfer or take title to or ownership of such Restricted Tokens or otherwise be entitled to enforce its rights or remedies with respect to the Restricted Tokens, including without limitation, the right to transfer or take title to or ownership of such Restricted Tokens (the "***No Transfer Condition***"). Any Centralized Permitted Activity shall be subject to (x) the permitted transferee executing and delivering to the Purchaser an agreement, to the extent practicable, providing that the transferee is receiving and holding the Restricted Tokens subject to the Restrictions and agreeing to the Restrictions set forth herein; and (y) the Purchaser delivering a copy of such agreement to the Company ("***Restriction Condition***"). For the avoidance of doubt, (i) all Restricted Tokens delivered hereunder shall remain subject to the Restrictions until the expiration of the Lockup Period; (ii) any derivative or receipt token relating to the Token received by the Purchaser when the Purchaser deposits or otherwise provides Unlocked Tokens shall be deemed a Restricted Token, subject to Section 4; and (iii) except as set forth herein, any staking rewards or other yield generated through a Permitted Activity shall not be deemed to be Restricted Tokens and not be subject to Section 4.

4.2.3 Notwithstanding anything to the contrary in Section 4.2.2, the Parties agree that any DeFi Permitted Activities are subject to the following: (a) the Purchaser shall not intentionally sell, transfer or otherwise dispose of Restricted Tokens except through the ordinary course of such DeFi Protocol's functions that are inherent to the DeFi Permitted Activity; (b) the Purchaser shall ensure that the Unlocked Tokens used in connection with the DeFi Permitted Activities may be reclaimed by the Purchaser within 90 days and (c) programmatic rehypothecation, pooling, rebalancing or liquidation that occurs pursuant to the DeFi Protocol's published rules will not, by itself, violate the Restrictions.

4.2.4 The foregoing restrictions on transferability shall not prohibit Purchaser from Transferring Tokens to an Affiliate of Purchaser; provided that such Transfer is made in compliance with applicable laws and such Affiliate agrees to be bound by the terms herein and shall apply only to the Tokens purchased or otherwise acquired by Purchaser pursuant to this TSA.

5 DEFINITIONS

5.1 "***Affiliate***" means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, where "***control***" is defined as directly or indirectly possessing the power to direct or cause the direction of the management and policies of the Affiliate, whether through ownership of voting securities, by contract or otherwise.

5.2 "***AML and KYC Forms***" means any and all forms, documents, processes and procedures, including, for the avoidance of doubt, any electronic verification system or process, which the Company determines, in its sole discretion, are reasonably necessary for the Company to comply with applicable Money Laundering Laws and "know your customer" laws.

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5.3 "***Avalanche Network***" means the decentralized application platform as described in the Platform Paper, and as amended or restated from time to time.

5.4 "***Ava Labs***" means Ava Labs, Inc., a Delaware corporation engaged in research and development of various technologies, including without limitation, technologies leveraging the Avalanche Network.

5.5 "***Centralized Service Provider***" means any business or person that offers, coordinates or provides financial services other than DeFi Protocols. Centralized Service Providers include, without limitation, a centralized exchange, centralized borrowing or lending platform, custodian, broker, counterparty or any other legal entity that has the unilateral authority to operate, manage or otherwise exercise control or discretion over their services.

5.6 "***Centralized Permitted Activities***" means any Permitted Activities conducted or executed on, through or using Centralized Service Providers.

5.7 "***DeFi Permitted Activities***" means Permitted Activities conducted or executed on, through or using DeFi Protocols.

5.8 "***DeFi Protocols***" means software applications and systems that offer, coordinate or provide financial services in a highly automated manner on a blockchain network without (i) a single point of failure, (ii) reliance on a single source of information or (iii) control by a central authority capable of or responsible for modifying its data. DeFi Protocols include, without limitation, non-custodial smart contracts and related software that enable users to lend, borrow, swap, provide liquidity, and earn and optimize yield, for example, decentralized exchanges, decentralized borrowing and lending protocols and decentralized yield optimization protocols.

5.9 "***Foundation***" means Avalanche Foundation Limited, a Singaporean Company Limited by Guarantee, and the series of related entities, subsidiaries and affiliates, including Avalanche (BVI), Inc., which helps steward the open source development of the Avalanche Network and its ecosystem.

5.10 "***Governmental Authority***" means any nation or government, any state or other political subdivision thereof, any entity exercising legislative, judicial or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

5.11 "***Money Laundering Laws***" means the applicable laws, rules and regulations of all jurisdictions in which the Company and Purchaser are located, resident, organized or operates concerning or related to anti-money laundering, including but not limited to those contained in the Bank Secrecy Act of 1970 and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "***Patriot Act***"), each as amended and including the rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority.

5.12 "***Person***" means any individual or legal entity, including a government or political subdivision or an agency or instrumentality thereof.

5.13 "***Permitted Collateral Pledge***" means a pledge, lien, mortgage, deed of trust or security interest on up to 80% of the Restricted Tokens outstanding at any time, granted solely to secure any indebtedness or obligation of Purchaser incurred for the purpose of acquiring Tokens or Purchaser's own equity shares, subject to satisfaction of the following conditions: (i) no pledgee shall have the right to

Docusign Envelope ID: A2832F42-C365-4A1B-B889-BC7CC5FBA7B8

foreclose upon, transfer or otherwise take ownership of the Restricted Tokens during the Lockup Period, except upon the occurrence of an event of default by the Purchaser under such arrangement, provided that, such arrangement shall have been entered into in good faith and not for the purpose of circumventing the Lockup Period; (ii) the Purchaser shall immediately, and in any event within eight (8) hours after becoming aware, provide written notice to the Company of any margin call, collateral shortfall, default, event of default, liquidation, foreclosure, seizure or other enforcement or remedial action relating to the Restricted Token and shall deliver follow-up written confirmation when the condition has been remediated and, upon reasonable request, shall provide reasonable supporting evidence of such remediation; (iii) if possible at the time of entering into the Permitted Collateral Pledge, the Purchaser requests that the Company be permitted to purchase or to bid at any foreclosure sale, transfer or other disposition (if applicable) of Restricted Tokens related to the Permitted Collateral Pledge; (iv) any foreclosure, transfer or other disposition of the Restricted Tokens in connection with the exercise of remedies by the pledgee will be limited to the number of Restricted Tokens required to be foreclosed upon, transferred or liquidated to satisfy the terms of the outstanding secured obligations of the pledgee; (v) none of the Purchaser, the pledgee or any transferee shall change the Wallet address of the pledged Restricted Tokens without the prior written consent of the Company, not to be unreasonably withheld; (vi) at least five (5) business days prior to the effectiveness of such Permitted Collateral Pledge, the Purchaser shall have delivered written notice of such Permitted Collateral Pledge to the Company, together with evidence reasonably satisfactory to the Company confirming that the pledge is a Permitted Collateral Pledge. For the avoidance of doubt, a "Permitted Collateral Pledge" shall not include any arrangement that transfers or permits the transfer of ownership, title, possession or legal or practical control (other than legal or practical control required by applicable law to perfect the security interest of the pledgee relating to the secured obligation) of the Restricted Tokens prior to an event of default under such arrangement.

5.14 "***Platform Paper***" means the Ava Labs document that describes various implementation details of the Avalanche Network, located at https://www.avalabs.org/whitepapers, as amended or restated from time to time.

5.15 "***Transfer***", "***Transferred***" or "***Transferring***" means, with respect to any instrument, the direct or indirect assignment, sale, transfer, tender, pledge, charge, hypothecation or the grant, creation or suffrage of a lien or encumbrance in or upon, or the gift, placement in trust, or other disposition of such instrument or any right, title or interest therein or the record or beneficial ownership thereof, the offer to make such a sale, transfer or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

5.16 "***Smart Contract***" means pre-programmed coded functions that allow for self-execution at specified times or based on reference to the occurrence or non-occurrence of an action or event (including data external to the network provided by third-party sources, known as "oracles").

6 BACKGROUND; DECENTRALIZATION

6.1 As outlined in the Platform Paper and elsewhere, the Avalanche Network is a platform designed for building decentralized applications. AVAX is the native token of the Avalanche Network. No single entity or group of affiliated entities or individuals, including the Company, Ava Labs, the Foundation, or their employees or Affiliates, has control of the Avalanche Network. The Avalanche Network operates on a Smart Contract that operates and runs autonomously from any entity, subject to governance decisions and updates as may be adopted by nodes on the Avalanche Network and holders of AVAX, and as a result, may be deemed decentralized and fully functional. Changes to the Avalanche Network may be proposed by third parties, and such proposals may gain traction and be implemented, without the Company, or any single developer on the Avalanche Network, including Ava Labs, or the Foundation's approval.

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7 COMPANY REPRESENTATIONS & COVENANTS

7.1 The Company is an entity duly incorporated and organized, validly existing and in good standing under the laws of the British Virgin Islands ("***BVI***"). The Company has all necessary power and authority to enter into this TSA, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this TSA, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized on the part of the Company.

7.2 This TSA has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraud, and any other laws of general application affecting enforcement of creditors' rights generally.

7.3 To the Company's knowledge, neither the execution and delivery of this TSA, nor the consummation of the transactions contemplated hereby, does or will violate any statute, regulation, rule, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which the Company is subject or conflict with, violate or constitute a default under any agreement, debt or other instrument to which the Company is a party.

7.4 To the Company's knowledge, the Company owns or possesses (or can obtain on commercially reasonable terms) sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business as now conducted and as currently proposed to be conducted, without any conflict with, or infringement of the rights of, others.

7.5 Upon the sale and transfer of the Tokens and payment therefor, in accordance with the provisions of this TSA, the Purchaser will acquire valid marketable title to the Tokens, free and clear of any pledge, liens, security interest, encumbrance, claim or equitable interest other than as set forth herein.

8 PARENT AND PURCHASER REPRESENTATIONS, ACKNOWLEDGEMENTS & COVENANTS

8.1 **Authorization**. Each of the Purchaser and Parent has full power and authority to enter into this TSA. This TSA, when executed and delivered by the Purchaser and Parent, will constitute valid and legally binding obligations of the Purchaser and Parent, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

8.2 **Purchase Entirely for Own Account**. This TSA is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this TSA, the Purchaser hereby confirms, that the Tokens to be acquired by the Purchaser will be acquired for the Purchaser's use on the Avalanche Network and related activities and not as a nominee or agent. By executing this TSA, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, Transfer or grant participations to such Person or to any third Person, with respect to any of the Tokens, except for a Permitted Collateral Pledge. If a legal entity, the Purchaser has not been formed for the specific purpose of acquiring the Tokens.

8.3 **Subsidiary Status**. The Purchaser covenants that it shall remain a wholly-owned subsidiary of Parent during the Lockup Period.

8.4 **Disclosure of Information**. The Purchaser has sufficient knowledge of and experience in blockchain, the Avalanche Network, as well as broader cryptocurrency, business and financial matters to be able to evaluate the risks and merits of its purchase of the Tokens and is able to utilize the Tokens on the Avalanche Network notwithstanding the risks thereof. The Purchaser has read and familiarized itself with the Avalanche Network, the use of the Tokens and related matters. Neither the Purchaser nor Parent has relied on any representations or warranties made by the Company outside of this instrument, including, but not limited to, conversations of any kind, whether through oral or electronic communication or any platform paper.

8.5 **Independent Assessment and Non-Solicitation**. Purchaser has evaluated the merits and risks of purchasing the Tokens based exclusively on its own independent review and consultations with its own advisers as it deemed necessary, and has made its own decision concerning such purchase without reliance on any representation or warranty of, or advice from, the Company or its Affiliates. The Purchaser and Parent was not directly or indirectly, including through a broker or finder, contacted or engaged by any form of general solicitation or general advertising in connection with this Transaction.

8.6 **Compliance with Securities Laws, if Applicable**. The Company does not believe the Tokens or the Transactions contemplated in this TSA qualify as securities under the U.S. federal securities laws. The Purchaser understands, however, that there remains some risk that the Tokens and/or the Transactions may be deemed securities by the U.S. Securities and Exchange Commission or by a court of competent jurisdiction. The Purchaser and Parent further understands that the Tokens or the Transactions have not been, and will not be, registered under the Securities Act or any applicable state securities laws. Were the Tokens or the Transactions ever to be deemed to be securities, their qualification for a specific exemption from the registration provisions of the Securities Act and other applicable state securities laws would depend upon, among other things, the bona fide nature of the purchase intent and the accuracy of the Purchaser's and Parent's representations as expressed herein. The Purchaser and Parent each understands that there is a risk that the Tokens or the Transactions could be deemed "restricted securities" under applicable United States federal and state securities laws and that, pursuant to these laws, the Purchaser would be required to hold the Tokens indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that none of the Company, the Foundation or any other Person has any obligation to register or qualify the Tokens for resale, and exemptions from registration and qualification may not be available or may not permit the Purchaser to transfer all or any of the Tokens in the amounts or at the times proposed by the Purchaser, if the Tokens or the Transactions are deemed to be securities. The Purchaser and Parent further acknowledges that, in the event the Tokens or the Transactions are deemed to be securities, if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Tokens, and on requirements relating to the Company, the Foundation, or other third parties which are outside of Parent's or the Purchaser's control, and which the Company and the Foundation are under no obligation, and may not be able, to satisfy. In light of the foregoing, the Purchaser and Parent each hereby makes the representations and warranties and acknowledges the matters contained in Exhibit A, which is hereby incorporated by reference herein.

8.7 **Residence**. The Purchaser and Parent each maintains its domicile at the address shown in the signature page of this TSA and the Purchaser is not merely transient or temporarily resident there.

Docusign Envelope ID: A2832F42-C365-4A1B-B889-BC7CC5FBA7B8

8.8 Treasury Company. The Purchaser shall at all times during the Lockup Period, have a primary business model dependent on owning Tokens, unless the Company and Purchaser otherwise agree in writing.

8.9 Feedback on Materials. The Purchaser shall provide all draft marketing materials and investment documents relating to the Company prior to circulating such materials to third parties, including regulators, in each case with a reasonable opportunity for the Company to review and comment on such drafts (and in no event later than 2 business days prior to circulating to such third parties) and shall consider in good faith any feedback provided by the Company.

8.10 Waiver of Warranties; Assumption of Risks. THE RISK OF LOSS IN BUYING, HOLDING AND TRADING DIGITAL ASSETS AND RIGHTS THEREIN, INCLUDING THE TOKENS, CAN BE IMMEDIATE AND SUBSTANTIAL. THERE IS NO GUARANTEE AGAINST LOSSES FROM ENTERING INTO THIS TSA, POSSESSING OR USING THE TOKENS OR UTILIZING THE AVALANCHE NETWORK. PURCHASER SHOULD THEREFORE CAREFULLY CONSIDER WHETHER ACQUIRING, USING AND HOLDING THE TOKENS IS SUITABLE FOR THE PURCHASER IN LIGHT OF ITS LEVEL OF KNOWLEDGE AND FINANCIAL CONDITION. PURCHASER UNDERSTANDS THAT THE TOKENS INVOLVE RISKS, ALL OF WHICH THE PURCHASER FULLY AND COMPLETELY ASSUMES, INCLUDING, BUT NOT LIMITED TO, THE RISKS THAT (I) THE TECHNOLOGY AND ECONOMIC MODELS ASSOCIATED WITH THE AVALANCHE NETWORK WILL NOT FUNCTION AS INTENDED; (II) THE AVALANCHE NETWORK WILL FAIL, NOW OR IN THE FUTURE, TO ATTRACT SUFFICIENT INTEREST FROM USERS; AND (III) THE COMPANY, THE FOUNDATION AND/OR THIRD PARTIES INVOLVED IN THE DEVELOPMENT OF THE AVALANCHE NETWORK MAY BE SUBJECT TO INVESTIGATION AND REGULATORY ACTIONS FROM GOVERNMENTAL AUTHORITIES. PURCHASER UNDERSTANDS AND EXPRESSLY ACCEPTS THAT THE TOKENS WILL BE DELIVERED TO THE PURCHASER AT THE SOLE RISK OF THE PURCHASER ON AN "AS IS" AND "UNDER DEVELOPMENT" BASIS. NEITHER OF THE COMPANY NOR THE FOUNDATION, NOR ANY OTHER PERSON, MAKES ANY REPRESENTATION, WARRANTY, GUARANTEE OR UNDERTAKING WHATSOEVER WITH RESPECT TO THE TOKENS, INCLUDING WITHOUT LIMITATION ANY (i) WARRANTY OF MERCHANTABILITY; (ii) WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; (iii) WARRANTY OF TITLE; OR (iv) WARRANTY AGAINST INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY; WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE. EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE PURCHASER ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY THE COMPANY, THE FOUNDATION OR ANY OTHER PERSON. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE PURCHASER ASSUMES ALL RISKS, DAMAGES, LOSSES AND LIABILITIES RELATED TO OR ARISING OUT OF ACQUIRING, USING AND/OR HOLDING ANY TOKENS AND REGARDLESS OF ANY ORAL OR WRITTEN STATEMENTS MADE BY THE COMPANY, THE FOUNDATION OR ANY OTHER PERSON, BY WAY OF TECHNICAL ADVICE OR OTHERWISE, RELATED TO THE USE OF THE TOKENS.

8.11 Other Applicable Law. Purchaser represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with entering into this TSA and the purchase of the Tokens, including (a) the legal requirements within the Purchaser's jurisdiction for entering into this TSA and the purchase of the Tokens, (b) any foreign exchange restrictions applicable to such agreements and purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption and sale or transfer of the Tokens. The Purchaser's purchase and payment for and continued beneficial ownership of the Tokens will not violate any applicable laws of the Purchaser's jurisdiction.

8.12 **OFAC**. Neither the Purchaser, nor, if applicable, any of its affiliates or direct or indirect beneficial owners; (i) appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of the Treasury ("***OFAC***"), the EU consolidated list of persons, groups and entities subject to financial sanctions, the UK Consolidated List of Financial Sanctions Targets, nor are they otherwise a party with which the Company is prohibited to deal under the laws of the United States, the EU (or any of its Member States), or the British Virgin Islands; (ii) is a person identified as a terrorist organization on any other relevant lists maintained by any Governmental Authority; or (iii) unless otherwise disclosed in writing to the Company prior to the date of this TSA, is a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure. The Purchaser further represents and warrants that, if applicable, the Purchaser: (a) has conducted thorough due diligence with respect to all of its beneficial owners; (b) has established the identities of all direct and indirect beneficial owners and the source of each beneficial owners' funds; and (c) will retain evidence of those identities, any source of funds and any due diligence.

8.13 **Sources and Uses of Funds**. The Purchaser further represents, warrants and agrees as follows:

8.13.1 No payment or other transfer of value to the Company and no payment or other transfer of value to the Company shall cause the Company to be in violation of applicable U.S. federal or state or non-U.S. laws or regulations, including, without limitation Money Laundering Laws, economic sanctions and trade controls, anti-bribery or anti-boycott laws or regulations, the Patriot Act or the various statutes, regulations and executive orders administered by OFAC ("***OFAC Regulations***"), the EU (and its Member States), or the UK ("***Sanctions Regulations***").

8.13.2 No payment or other transfer of value to the Company is or will be derived from, pledged for the benefit of, or related in any way to, (i) the government of any country designated by the U.S. Secretary of State or other Governmental Authority as a country supporting international terrorism, (ii) property that is blocked or frozen under any Sanctions Regulations or that would be blocked under OFAC Regulations if it were in the custody of a U.S. national, (iii) persons to whom U.S. nationals cannot lawfully export services, or with whom U.S. nationals cannot lawfully engage in transactions under OFAC Regulations, (iv) the government of any country that has been designated as a non-cooperative country or designated by the U.S. Secretary of the Treasury or other Governmental Authority as a money laundering jurisdiction, (v) directly or indirectly, any illegal activities or (vi) activity in breach of any Sanctions Regulations. The Purchaser acknowledges that Money Laundering Laws may require the Company to collect documentation verifying the identity and the source of funds used to acquire the Tokens before, and from time to time after, the date of this TSA.

8.13.3 All payments or other transfer of value to the Company by the Purchaser will be made through an account (or virtual currency public address whose associated balance, either directly or indirectly, has been funded by such an account) located in a jurisdiction that does not appear on the list of boycotted countries published by the U.S. Department of Treasury pursuant to § 999(a)(3) of the Code as in effect at the time of the payment or other transfer of value. In the event that the Purchaser is, receives deposits from, makes payments to or conducts transactions relating to a non-U.S. banking institution (a "***Non-U.S. Bank***") in connection with the acquisition of the Tokens, the Non-U.S. Bank: (i) has a fixed address, other than an electronic address or a post office box, in a country in which it is authorized to conduct banking activities, (ii) employs one or more individuals on a full-time basis, (iii) maintains operating records related to its banking activities, (iv) is subject to inspection by the banking authority that licensed it to conduct banking activities and (v) does not provide banking services to any other Non-U.S. Bank that does not have a physical presence in any country and that is not a registered affiliate.

8.14 **Additional Information**. Each of the Purchaser and Parent will provide to the Company any information that the Company from time to time determines to be necessary or appropriate (a) to comply with Money Laundering Laws, anti-terrorism laws, rules and regulations and or any similar laws and regulations of any applicable jurisdiction and (b) to respond to requests for information concerning the identity and or source of funds of the Purchaser from any Governmental Authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update that information. Each of the Purchaser and Parent understands and acknowledges that the Company may be required to report any action or failure to comply with information requests and to disclose the identity to Governmental Authorities, self-regulatory organizations and financial institutions, in certain circumstances without notifying the Purchaser that the information has been so provided. Each of Parent and the Purchaser further understands and agrees that any failure on its part to comply with this Section would allow the Company to terminate this TSA and require the forfeiture of any Tokens previously delivered to the Purchaser.

8.15 **Suspicious Activity Reports**. Each of the Purchaser and Parent acknowledges and agrees that the Company, in complying with anti-money laundering statutes, regulations and goals, may file voluntarily or as required by law, a suspicious activity report ("***SAR***") or any other information with governmental and law enforcement agencies that identify transactions and activities that the Company reasonably determines to be suspicious, or is otherwise required by law. Each of the Purchaser and Parent acknowledges that the Company is prohibited by law from disclosing to third parties, including the Purchaser, any SAR filing itself or the fact that a SAR has been filed.

8.16 **Voluntary Compliance**. Each of the Purchaser and Parent understands and agrees that, even if the Company is not obligated to comply with any U.S. anti-money laundering requirements, the Company may nevertheless choose to voluntarily comply with such requirements as the Company deems appropriate in its sole discretion. Each of the Purchaser and Parent agrees to cooperate with the Company as may be required in the reasonable opinion of the Company in connection with such compliance.

8.17 **Taxes**. PURCHASER ACKNOWLEDGES AND AGREES THAT IT MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PURCHASING, HOLDING, EXCHANGING, SELLING, STAKING, TRANSFERRING OR OTHERWISE USING THE TOKENS IN ANY WAY. PURCHASER HEREBY REPRESENTS THAT (A) IT HAS CONSULTED WITH A TAX ADVISER THAT IT DEEMS ADVISABLE IN CONNECTION WITH ANY USE OF THE TOKENS, OR THAT IT HAS HAD THE OPPORTUNITY TO OBTAIN TAX ADVICE BUT HAVE CHOSEN NOT TO DO SO, (B) THE COMPANY HAS NOT PROVIDED PURCHASER WITH ANY TAX OR RELATED ADVICE, AND (C) EACH PARTY SHALL BE RESPONSIBLE FOR ITS RESPECTIVE TAX OBLIGATIONS DERIVING FROM THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

8.18 **Advice and Guidance**. From time to time, the Company and its Affiliates may request advice, guidance, or support, in an unofficial capacity, from the Purchaser with regard to matters in which the Purchaser is knowledgeable or well-connected. Purchaser agrees to use best efforts to provide such advice, guidance, and support as reasonably requested to promote the growth and development of the Avalanche Network.

8.19 **Tokenization**. If the Purchaser or Parent sells, issues, creates or distributes, or causes or permits any Affiliate, foundation or nominee to sell, issue, sponsor, create or distribute any crypto assets relating to any shares or assets of the Purchaser or network, protocol, or blockchain-based application developed by or on behalf of the Purchaser or Parent, the Purchaser or Parent shall conduct such activities solely on the Avalanche Network unless otherwise mutually agreed upon in writing.

8.20 **Accredited Investor**. The Purchaser is an "accredited investor" as such term is defined in Rule 501 of Regulation D under the Securities Act and has delivered to the Company documentation to verify Purchaser's status as an accredited investor.

8.21 **AML/KYC Compliance**. Each of the Purchaser and Parent represents and warrants that all information provided to the Company, its Affiliates and/or third-party designees for purposes of the Company's required "know-your-customer" (KYC), anti-money laundering (AML), and other compliance checks is accurate and current as of the Closing Date.

8.22 **Purchaser Performance**. Each of the Purchaser and Parent represents and warrants that it has performed and will continue to perform all such further acts and things, including the execution and delivery of all such other agreements, certificates, instruments and documents, as the Company has reasonably requested or may reasonably request in order to carry out the intent hereunder or as necessary to comply with applicable laws and regulations. Purchaser further agrees that it shall provide monthly reports evidencing its compliance with the Restrictions.

9 DISCLAIMERS, INDEMNITY & LIMITATIONS OF LIABILITY

9.1 **Wallet**. The Purchaser assumes full responsibility and liability for any losses resulting from any intentional or unintentional misuse of the Purchaser's Wallet including, without limitation, the loss of the Purchaser's private keys associated with the Wallet, any loss resulting from designating a non-Token compliant wallet for the receipt of the Tokens, depositing one type of digital asset to a wallet intended for another type of digital wallet, failing to properly maintain the Wallet, or any third party gaining access to the Wallet and misappropriating the Tokens. The Company assumes no responsibility or liability in connection with any such misuse by the Purchaser or any third party or any loss of the Purchaser's private keys associated with the Wallet.

9.2 **Indemnity**. THE PURCHASER AND PARENT ("***INDEMNIFYING PARTY***") SHALL DEFEND AND HOLD HARMLESS THE COMPANY, THE FOUNDATION AND THEIR AGENTS AND ADVISORS, AND THE SUCCESSORS AND ASSIGNS OF THE FOREGOING ("***INDEMNIFIED PARTIES***"), FROM AND AGAINST, ALL OR ANY PART OF ANY CAUSES OF ACTION, CLAIMS BROUGHT BY A THIRD PARTY ARISING OUT OF OR RESULTING FROM (I) THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING ANY BREACH OR VIOLATION BY THE PURCHASER OR PARENT OF THIS TSA AND (II) ANY STATEMENTS OR REPRESENTATIONS MADE BY THE INDEMNIFYING PARTY RELATING TO THE COMPANY, THE FOUNDATION, THE TOKENS OR THE TRANSACTIONS CONTEMPLATED HEREIN (COLLECTIVELY, "***CLAIMS***"), AND INDEMNIFY THE INDEMNIFIED PARTIES FOR ANY LIABILITIES, LOSSES, COSTS, DAMAGES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) INCURRED BY THE INDEMNIFIED PARTIES. THE FOREGOING SHALL NOT APPLY TO THE EXTENT SUCH CLAIMS ARISE FROM THE BAD FAITH OR INTENTIONAL MISCONDUCT OF THE COMPANY OR THE FOUNDATION. ALL INDEMNITY CLAIMS SHALL BE PAID ON AN "AS INCURRED" BASIS.

9.3 **Limitation of Liability**. NONE OF THE COMPANY, THE FOUNDATION OR ANY OF THEIR AFFILIATES OR SERVICE PROVIDERS WILL BE LIABLE FOR ANY INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOST PROFITS, LOST REVENUES, LOST SAVINGS, LOST BUSINESS OPPORTUNITY, LOSS OF DATA OR GOODWILL, SERVICE INTERRUPTION, COMPUTER DAMAGE OR SYSTEM FAILURE OR THE COST OF SUBSTITUTE ACTIVITIES OF ANY KIND ARISING OUT OF OR IN CONNECTION WITH THIS TSA OR THE PURCHASER'S PARTICIPATION IN, OR INABILITY TO PARTICIPATE IN, THE PURCHASE OF TOKENS PURSUANT TO THIS TSA, WHETHER BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR

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ANY OTHER LEGAL THEORY, AND WHETHER OR NOT THE COMPANY OR THE FOUNDATION OR ANY OF THEIR AFFILIATES HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGE, EVEN IF A LIMITED REMEDY SET FORTH HEREIN IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, SO THE ABOVE LIMITATION MAY NOT APPLY. IN NO EVENT WILL THE COMPANY'S AND THE FOUNDATION'S COLLECTIVE TOTAL LIABILITY TO THE PURCHASER ARISING OUT OF OR IN CONNECTION WITH THIS TSA OR FROM THE PURCHASER'S PARTICIPATION IN, OR INABILITY TO PARTICIPATE IN, THE PURCHASE OF TOKENS PURSUANT TO THIS TSA, EXCEED THE TOTAL PURCHASE PRICE (AS DENOMINATED IN USD). THE EXCLUSIONS AND LIMITATIONS OF DAMAGES SET FORTH ABOVE ARE FUNDAMENTAL ELEMENTS OF THE BASIS OF THE BARGAIN BETWEEN THE COMPANY AND THE PURCHASER.

9.4 <u>**No Liability in Company Retention**</u>. NONE OF THE COMPANY, THE FOUNDATION OR ANY OF THEIR AFFILIATES OR SERVICE PROVIDERS WILL BE LIABLE IN CONNECTION WITH ANY MISUSE BY ANY THIRD PARTY OF THE TOKENS, ANY LOSS OF THE TOKENS, OR ANY LOSS IN VALUE OF THE TOKENS FOLLOWING A COMPANY RETENTION THAT HAS NOT BEEN REMEDIED BY THE PURCHASER IN ACCORDANCE WITH SUBSECTION 3.2.5 OF THIS TSA.

9.5 <u>**Not Registered**</u>. The Company is not registered with or licensed by the BVI Financial Services Commission (the "***BVI FSC***") under the Securities and Investment Business Act, 2010 of the British Virgin Islands ("***SIBA***") or otherwise. Neither the BVI FSC, nor any other governmental authority in the BVI or elsewhere, has passed judgment upon or approved the terms or merits of this TSA or the Transaction. There is no investment compensation scheme available in the BVI. Tokens are not being, and may not be, offered to the public or to any person in the BVI for purchase or subscription. Tokens may be offered to companies incorporated under the BVI Business Companies Act, 2004, but only where the offer is made to, and received by, the relevant BVI company entirely outside of the BVI.

10 MISCELLANEOUS

10.1 <u>**Entire Agreement**</u>. This TSA sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous disclosures, discussions, understandings and agreements, whether oral or written, between them. After the Closing Date this Agreement may not be amended, modified or altered except by a written instrument signed by the Parties.

10.2 <u>**Notices**</u>. All notices and other communications given or made pursuant to this TSA shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the Party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient's normal business hours, and if not sent during normal business hours, then on the recipient's next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the Purchaser at the address set forth in Table A above and to the Company at the address set forth on the signature page hereto. If notice is given to the Company, it shall be sent to legal@avax.network, Attention: Legal Department; and a copy (which shall not constitute notice) shall also be sent to Sidley Austin LLP Attention: LilyaTessler, ltessler@sidley.com.

10.3 <u>**Confidentiality**</u>. "Confidential Information" means information that (i) is marked as "confidential" or with a similar designation or (ii) the Recipient (as defined below) should reasonably

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know from the nature of such information or circumstances surrounding disclosure is confidential or sensitive information of the disclosing party, in each case including but not limited to business, technical, and financial information of the disclosing party. Notwithstanding the foregoing, Confidential Information excludes information that: (i) is already known to the Recipient at the time of disclosure as evidenced by written records of the Recipient and without an obligation of confidentiality; (ii) has become publicly known and made generally available through no wrongful act of the Recipient; (iii) has been rightfully received by the Recipient from a third party who is authorized by the disclosing party to make such disclosure; or (iv) is independently developed by the Recipient without reliance on Confidential Information of the disclosing party. The party to whom Confidential Information is disclosed (the "***Recipient***") shall and shall cause its employees and other agents to:

10.3.1 hold the Confidential Information in confidence and protect it in accordance with the security measures with which it protects its own confidential information of similar value, but in no event less than reasonable measures;

10.3.2 restrict disclosure of the information solely to those employees and authorized representatives and agents who need to know such information to enable the fulfillment of such Party's obligations under this TSA and who are bound by obligations of confidentiality at least as restrictive as those set forth herein, and not disclose such information to any other person;

10.3.3 use Confidential Information only as necessary to fulfill the Recipient's obligations under this TSA, except as may otherwise be agreed to by the Parties in writing; and

10.3.4 at the conclusion of this TSA, return all of the disclosing party's Confidential Information in its possession (including all copies) or, at the Recipient's discretion, destroy all of the disclosing party's Confidential Information (including all copies) and certify its destruction to the disclosing party.

10.4 **Compelled Disclosure**. If the Recipient becomes legally compelled to disclose any Confidential Information of the disclosing party pursuant to any judgment, decree or order from a court of competent jurisdiction, Recipient will, to the extent legally permissible, provide the disclosing party prompt written notice of such disclosure request and will reasonably assist the disclosing party in seeking a protective order or another appropriate remedy. If the disclosing party waives compliance with this Section 10.4 or fails to obtain a protective order or other appropriate remedy, the Recipient will furnish only that portion of the Confidential Information that it reasonably believes is legally required to be disclosed.

10.5 For the avoidance of doubt, the existence of this TSA and its terms are Confidential Information subject to the terms of this TSA and shall not be disclosed to any third-party other than as necessary to consummate this TSA or the DAT Transaction, to carry out a Permitted Activity or as agreed in writing by the Company and the Purchaser, or as otherwise required by law.

10.6 **No Rights of a Securityholder**. The Purchaser is not entitled, as a Party to this TSA or as a holder of the Tokens, to any rights of a holder of any type of security, including without limitation rights to votes or receive dividends, interest or other distributions or be deemed an equity or debt holder of the Company, the Foundation, or any other Person, including without limitation Ava Labs, for any purpose, nor will anything contained herein be construed to confer on the Purchaser, as such, any such rights any right to vote for the election of directors or upon any matter submitted to the board of directors at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive subscription rights or otherwise. In addition, the Purchaser is not acquiring any rights to capital appreciation, in the profits or losses of any entity, or an option, futures contract or derivative

or swap related to any instrument, and the Purchaser acknowledges that it is solely purchasing the rights to the Tokens to be used as technologically permissible on the Avalanche Network.

10.7 **<u>No Rights in any Third Party</u>**. The Purchaser understands and agrees that this TSA is executed by and between the Purchaser and the Company and provides no rights or remedies with respect to any other Person, including without limitation Ava Labs and its Affiliates, any multi-signature wallets securing value on the Avalanche Network, any bridge or similar functionality to or from the Avalanche Network, or any other party developing protocols or products on the Avalanche Network (collectively "***Third Parties***"). Given the nature of open, decentralized networks including the Avalanche Network, the Purchaser recognizes that it could suffer losses with respect to the Tokens purchased under this TSA and the use of the Avalanche Network because of the acts or omissions of certain Third Parties. The Purchaser hereby agrees that no Third Parties shall be liable to the Purchaser, and the Purchaser will indemnify, defend and hold harmless any Third Parties from and against any Claims for damages to or loss of property arising out of or resulting from the Transaction or this TSA. Further, the Purchaser agrees that no Third Parties will be liable for any incidental, special, exemplary or consequential damages whatsoever arising out of or in connection with the Transaction or this TSA.

10.8 **<u>Transfers and Assigns</u>**. Neither this TSA nor the rights contained herein may be assigned or transferred, by operation of law or otherwise, without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided that either Party may assign its rights and obligations under this TSA without the approval of the other Party to: (i) an Affiliate; (ii) any entity which acquires all or substantially all of the assets of the assigning party; or (iii) to the successor in a merger or acquisition of the assigning party. Any purported assignment, transfer, or delegation in violation of this <u>Section 10.8</u> is null and void. No assignment, transfer, or delegation will relieve the assignment or delegating party of any of its obligations hereunder. Subject to the foregoing, this TSA shall be binding upon and inures to the benefit of the parties and their respective permitted successors and assigns.

10.9 **<u>Severability</u>**. In the event any one or more of the provisions of this TSA is for any reason held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this TSA operate or would prospectively operate to invalidate this TSA, then and in any such event, such provision(s) only will be deemed null and void and will not affect any other provision of this TSA and the remaining provisions of this TSA will remain operative and in full force and effect and will not be affected, prejudiced or disturbed thereby.

10.10 **<u>Counterpart</u>**. This TSA may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute the one and the same instrument.

10.11 **<u>Governing Law</u>**. This TSA shall be governed by, and all Disputes shall be resolved in accordance with, the laws of the State of New York (to the exclusion of its conflict of laws rules). The United Nations Convention on Contracts for the International Sale of Goods ("***CISG***") shall not apply to this TSA the Tokens, and the Company and the Purchaser expressly waive the application of the CISG with respect to this TSA or the Tokens. For purposes of this TSA, "***Dispute***" means all disputes, differences, causes of action, controversies or claims (whether based on contract, tort, statutory concepts or any other common law or civil law doctrine) arising out of, in connection with or relating to (a) this TSA or any Related Agreement, (b) the Tokens, or (c) the subject matter of this TSA or any Related Agreement, and "***Related Agreement***" means any other written agreement entered into by and between the Company and the Purchaser relating to this TSA or the Tokens.

10.11.1 **<u>Dispute Resolution</u>**. Any dispute or difference arising between the parties as to the construction of this TSA or as to any matter of whatsoever nature arising hereunder or in connection herewith, including any question regarding its existence, validity or termination, shall

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first be discussed in good faith with a view to reaching an amicable resolution. Any dispute, controversy or claim arising out of or relating to this contract, including the formation, interpretation, breach or termination thereof, including whether the claims asserted are arbitrable, will be referred to and finally determined by arbitration administered by JAMS in accordance with the JAMS International Arbitration Rules. The Tribunal will consist of three arbitrators. The place of arbitration will be New York. The language to be used in the arbitral proceedings will be English. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

10.11.2 Within fifteen (15) days after the commencement of arbitration, each party shall select one person to act as arbitrator, and the two so selected shall select a third arbitrator within thirty (30) days of the commencement of the arbitration. If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator within the allotted time, the third arbitrator shall be appointed by JAMS in accordance with its rules. All arbitrators shall serve as neutral, independent, and impartial arbitrators.

10.11.3 In any arbitration arising out of or related to this TSA, the arbitrator(s) are not empowered to award punitive or exemplary damages against the Company, the Foundation or their affiliates or service providers, except where permitted by statute, and the Purchaser waives any right to recover any such damages.

10.11.4 In any arbitration arising out of or related to this TSA, the arbitrators may not award any incidental, indirect, or consequential damages, including damages for lost profits, against the Company, the Foundation, their affiliates or service providers, and the Purchaser waives any right to recover such damages.

10.11.5 In any arbitration arising out of or related to this TSA, the arbitrators shall award to the prevailing party, if any, the costs and attorneys' fees reasonably incurred by the prevailing Party in connection with the arbitration. If the arbitrators determine a Party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the arbitrators may award the prevailing party an appropriate percentage of the costs and attorneys' fees reasonably incurred by the prevailing party in connection with the arbitration.

10.11.6 The Parties shall maintain the confidential nature of the arbitration proceeding and the award, including the hearing, except as may be necessary to prepare for or conduct the arbitration hearing on the merits, or except as may be necessary in connection with a court application for a preliminary remedy, a judicial challenge to an Award or its enforcement, or unless otherwise required by law or judicial decision.

10.11.7 Consent to Jurisdiction of Specified Courts in Limited Circumstances. The Company and the Purchaser unconditionally and irrevocably consent to (a) the exclusive jurisdiction of the courts located in the State of New York, County of New York (the "***Specified Courts***") in any action, suit or proceeding (an "***Action***") for the enforcement of the arbitration agreement or any provisional remedies or relief, including a preliminary injunction, temporary restraining order, specific performance, attachment or other provisional, preliminary or temporary equitable relief and (b) the non-exclusive jurisdiction of the Specified Courts with respect to the enforcement of any award. The Company and the Purchaser unconditionally and irrevocably agree that it shall not bring any Action in any court other than the Specified Court. The Company and the Purchaser further expressly waive any objection, and they agree not to plead or claim, that (i) the Specified Courts do not possess personal jurisdiction over the Company and the Purchaser, (ii) any such action or proceeding has been brought in an inconvenient forum, or (iii) an injunction or other

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judicial order (interlocutory or final) should be issued that would have the effect (directly or indirectly) of restraining or impeding the maintenance or prosecution by either Company and the Purchaser. The Company and the Purchaser further agree that any arbitral award may be enforced by Company or the Purchaser against the assets of the other Party wherever those assets are located, and that any award may be entered into and enforced by any court or tribunal of competent jurisdiction, and that no claim of immunity from such proceedings shall be claimed on behalf of such party or its assets.

10.11.8 Waiver of Jury Trial (If Applicable). The Company and the Purchaser each expressly, unconditionally and irrevocably waive their respective rights to a jury trial, if a jury trial would have otherwise been available under applicable law.

10.11.9 No Class Arbitrations, Class/Collective Actions or Representative Actions. Any Dispute arising out of or related to this TSA or the Tokens is personal to the Purchaser and the Company and shall be resolved solely through individual arbitration and shall not be brought as a class arbitration, consolidated arbitration, collective action or any other type of representative proceeding. There shall be no class arbitration, consolidated arbitration or arbitration in which an individual attempts to resolve a Dispute as a representative of another individual or group of individuals. Further, a Dispute cannot be brought as a class or other type of representative action, whether within or outside of arbitration, or on behalf of any other individual or group of individuals.

10.11.10 Fees, Costs and Expenses in Connection with the Dispute. Each of the Company and the Purchaser shall (a) share equally all fees, costs and expenses of the International Chamber of Commerce and the Arbitral Tribunal, and (b) bear their own attorneys' fees.

10.11.11 Confidentiality. Each of the Company and the Purchaser shall keep any Arbitration confidential and shall not disclose to any person other than those necessary to the conduct of those proceedings (i) the existence of the Arbitration, (ii) any document, testimony, transcripts or other information submitted, exchanged or created for the Arbitration, or (iii) any decisions, orders or awards of the Arbitral Tribunal, unless such disclosure is (a) required by law or regulation or by a governmental authority or self-regulatory organization, (b) necessary for a party to seek legal, accounting or other professional services, (d) where such information is already in the public domain other than as a result of a breach of this clause, (d) by order of the Arbitral Tribunal upon application of a party or (e) for the purpose of making a bona fide application to any court of competent jurisdiction relating to any aspect of the Arbitration, including motions to recognize, enforce or challenge an award or interim measure, provided that, in all of the circumstances (a) to (c) above, the producing party takes reasonable measures to ensure that the recipient preserves the confidentiality of the information provided.

10.11.12 Notice. Each of the Company and the Purchaser shall notify the other Party in writing of any Dispute within 90 days of the date it arises, so that the Company and the Purchaser can attempt in good faith to resolve the Dispute informally. The Purchaser's notice must include (1) the Purchaser's name, postal address, email address and telephone number, (2) a description in reasonable detail of the nature or basis of the Dispute, and (3) the specific relief that the Purchaser is seeking. The Company's notice must include (1) a description in reasonable detail of the nature or basis of the Dispute, and (2) the specific relief that the Company is seeking. If the Purchaser and the Company cannot resolve the Dispute within thirty (30) days after the date notice is received by the applicable party, then either the Purchaser or the Company shall be permitted to avail itself of the procedures set forth in this Section 10.11.12.

Docusign Envelope ID: A2832F42-C365-4A1B-B889-BC7CC5FBA7B8

10.11.13 Application of the New York Convention. This TSA, the Tokens and the resulting obligations and relationships are commercial, and the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the "New York Convention") applies to this TSA and to any order or arbitral award resulting from any Dispute. Any proceeding in a court of the United States of America shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 to 307, as amended or restated from time to time, and not by the of any U.S. state or local statute or ordinance.

10.11.14 Severability of Dispute Resolution and Arbitration Provisions. If any term, clause or provision of this Section 10.11.14 is deemed to be illegal, invalid or unenforceable, such provision shall be severed and the remainder of this Section 10.11.14 shall remain valid, enforceable and of full force and effect. Further, any waivers set forth in this Section 10.11.14 are severable from the other provisions of this Section 10.11.14 and shall remain valid and enforceable, except as prohibited by applicable law.

10.12 Additional Assurances. The Purchaser shall, and shall cause its affiliates to, from time to time, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably requested by Company or are necessary for the Company, upon the advice of counsel, to carry out the provisions of this TSA and give effect to the transactions contemplated hereby, including, without limitation, to enable the Company to register the Tokens, to enable the Tokens to qualify for or maintain an exemption from registration (to the extent any such exemptions are available), to comply with Money Laundering Laws, or to otherwise complete the transactions contemplated hereby and to comply with applicable laws as then in effect.

10.13 Force Majeure. Without limitation of anything else in this TSA, neither the Company nor the Foundation shall be liable or responsible to the Purchaser, nor be deemed to have defaulted under or breached this TSA, for any failure or delay in fulfilling or performing any term of this instrument, including without limitation, delivering the Tokens, when and to the extent such failure or delay is caused by or results from acts beyond the affected party's reasonable control, including, without limitation: (a) acts of God; (b) flood, fire, earthquake or explosion; (c) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts or other civil unrest; (d) changes to applicable law; or (e) action by any Governmental Authority.

[*signature page follows*]

Docusign Envelope ID: 1494C6C3-C847-49AE-BD4F-2417A6CF0E8B

IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed and delivered.

AVALANCHE (BVI), INC

Signed by:

By: Aaron Unterman

F881FD36C45C419...

Name: Aaron Unterman
Title: Director
Email: legal@avax.network

IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed and delivered.

PURCHASER: AVAX One Operations Inc.

Signed by:
Jolie Kahn
By: 87D9AEB0C983480...

Name: Jolie Kahn
Title: CEO
Email: jkahn@agriforcegs.com

PARENT: AgriFORCE Growing Systems Ltd.

Signed by:
Jolie Kahn
By: 87D9AEB0C983480...

Name: Joli Kahn
Title: CEO
Email: jkahn@agriforcegs.com

Docusign Envelope ID: A2832F42-C365-4A1B-B889-BC7CC5FBA7B8

EXHIBIT A

THE OFFER AND SALE OF THE TOKENS DESCRIBED HEREIN HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "***SECURITIES ACT***"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION. THIS TRANSACTION IS BEING MADE ONLY WITHIN THE UNITED STATES TO "ACCREDITED INVESTORS" (WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT). THE TOKENS MAY NOT BE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER APPLICABLE STATE AND FOREIGN LAWS.

The Purchaser hereby agrees and represents to the Company as follows:

1. The Purchaser understands that the Tokens may be deemed to bear the following legend (and even without this legend the restrictions imposed by <u>Section 4</u> above continue to apply):

   THE TOKENS PURCHASED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "***SECURITIES ACT***"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION. THIS SALE IS BEING MADE ONLY TO "ACCREDITED INVESTORS" (WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT). THE TOKENS MAY NOT BE TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, UNLESS SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT. THE TOKENS HAVE BEEN ACQUIRED TO HOLD FOR THE LONG TERM AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.

2. The Purchaser is an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act (i.e., (a) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000, (b) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those two years and has a reasonable expectation of reaching the same income level in the current year, (c) a corporation, limited liability company or partnership having total assets in excess of $5,000,000 that was not formed for the purpose of purchasing the Tokens pursuant to this TSA, or (d) otherwise meets the requirements for an "accredited investor" under Regulation D promulgated by the Securities and Exchange Commission under the Securities Act). The Purchaser has accurately and completely completed the accredited investor verification process required by the Company, if any.

3. The Purchaser is acquiring the Tokens solely for its own account and not with a view to offer for sale in connection with any distribution thereof.

4. The Purchaser has been advised that, to the extent applicable, Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Tokens, were they to be deemed securities, and in any event requires

Docusign Envelope ID: A2832F42-C365-4A1B-B889-BC7CC5FBA7B8

that the Tokens generally be held for a minimum of one (1) year after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144.

3. Neither the Purchaser nor any person acting on its behalf has engaged, or will engage, in any directed selling efforts to U.S. Persons with respect to the Tokens. The purchaser is not purchasing the Tokens for, on behalf of, or for the benefit of, any third party located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the requirements of the Securities Act, should it apply.

5. Neither the Purchaser nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Tokens. Purchaser agrees not to cause any advertising of the Tokens to be published in any publication or posted in any public space and not to issue any circular relating to the Tokens in the United States.

6. **No Bad Actor.** Neither (i) the Purchaser, (ii) any of its directors, executive officers, other officers that may serve as director or officer of any company in which it invests, general partners or managing partners, nor (iii) any beneficial owner of the voting equity securities of the Purchaser (in accordance with Rule 262 of the Securities Act) is subject to of the disqualifying events listed in Rule 506(d)(1) of Regulation D under the Securities Act (a "***Purchaser Event***"), and there is no proceeding or investigation pending or, to the knowledge of Purchaser, threatened by any governmental authority, that would reasonably be expected to become the basis for a Purchaser Event.